UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(D) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported):
                             October 8, 2002


                        PRECOM TECHNOLOGY, INC.

         (Exact Name of Registrant as Specified in Its Charter)



          Florida                000-31507                   65-0693481

(State or Other Jurisdiction  (Commission File No.)       (IRS Employer
of Incorporation)                                   Identification No.)



2255 Glades Road, Suite 324A, Boca Raton, FL.                    33431

(Address of Principal Executive Offices)                     (Zip Code)


                               561-988-2610

(Registrant's Telephone Number, Including Area Code)



ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On October 8, 2002, Precom Technology, Inc. (the "Company") received a copy of a letter dated September 25, 2002, attached hereto as Exhibit 16.1, addressed to the Board of Directors notifying the Company of the resignation of Moffitt & Company, P.C. ("Moffitt") as the Company's independent auditors. This resignation was approved by the Board of Directors. Moffitt has restructured its business and advised the Company that it will no longer serve as independent auditors for publicly traded companies effective immediately.

During the Company's two most recent fiscal years, and the subsequent interim period through the date of this Report, there were no disagreements between the Company and Moffitt on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Moffitt's satisfaction, would have caused Moffitt to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

Moffitt's audit reports on the Company's consolidated financial statements for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The Company has provided Moffitt with a copy of the foregoing disclosures. A letter from Moffitt is attached hereto as Exhibit 16.2, indicating its concurrence with the disclosures provided.

APPOINTMENT OF NEW INDEPENDENT AUDITOR

The Board of Directors of the Company has appointed Farber & Hass, CPA's ("Farber") of Ventura, California as its independent certifying accountants, effective immediately. During the Company's two most recent fiscal years, and the subsequent interim period through the date of this Report, the Company did not consult Farber with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as described in paragraph 304(a)(1)(v) of Regulation S-K.


EXHIBITS

16.1   Letter from Moffitt & Company, P.C. to the Company, dated
       September 25, 2002.

16.2   Letter from Moffitt & Company, P.C. to the Securities and
       Exchange Commission, dated October 9, 2002.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precom Technology, Inc.
Dated: October 9, 2002


______________________
Name: Robert J. Hipple
Title: President